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                                        BYLAWS
                                          OF
                              SILICON VALLEY BANCSHARES

                AMENDMENT AND RESTATEMENT EFFECTIVE AS OF THE DATE OF
                  OBTAINING SHAREHOLDER APPROVAL ON APRIL 18, 1996


                                      ARTICLE I

                                       Offices

         Section 1.1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of this corporation (the "Corporation") is hereby fixed and located at 3000 Lakeside Drive, Santa Clara, California. The Board of Directors (the "Board") is hereby granted full power and authority to change the principal executive office from one location to another. Any such change shall be noted in the Bylaws by the Secretary, opposite this Section, or this Section may be amended to state the new location.

         Section 1.2. OTHER OFFICES. Other branch offices or places of business may at any time be established by the Board at any place or places deemed appropriate.

                                      ARTICLE II

                               Meetings of Shareholders

         Section 2.1. PLACE OF MEETINGS. All annual or other meetings of shareholders shall be held at the principal executive office of the Corporation, or at any other place which may be designated either by the Board or by the written consent of all persons entitled to vote thereat given either before or after the meeting and filed with the Secretary of the Corporation.

         Section 2.2.   ANNUAL MEETINGS.

         (a) TIME. The Annual Meeting of shareholders shall be held each year on a date and at a time designated by the Board. The date so designated shall be within fifteen months after the last Annual Meeting.

         (b)  BUSINESS TO BE TRANSACTED.   At each Annual Meeting, directors
shall be elected, reports of the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the shareholders.

         (c) NOTICE. Written notice of each Annual Meeting shall be given to each shareholder entitled to vote, either personally or by first class mail or other means of written communication, charges prepaid, addressed to such shareholder at such shareholder's address appearing on the books of the Corporation, or given by the shareholder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which



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the principal executive office is located.  If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given to the shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or if published at least once in some newspaper of general circulation in the county in which the principal executive office is located.

         All notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each Annual Meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation shall be prima facie evidence of the giving of the notice. Such notices shall specify:

              (i)   the place, the date and the hour of each meeting;

              (ii) those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

              (iii) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board for election;

              (iv) the general nature of a proposal, if any, to take action with respect to approval of: (a) a contract or other transaction with an interested director, (b) amendment of the Articles of Incorporation, (c) a reorganization of the Corporation as defined in Section 181 of the California General Corporation Law, (d) a voluntary dissolution of the Corporation, or
(e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

              (v)   such other matters, if any, as may be required by law.

         Section 2.3. SPECIAL MEETINGS. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the California General Corporation Law and the Articles of Incorporation of the Corporation, may be called at any time by the Chairman of the Board or the President, or by the Board, or by one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at the meeting. Upon request in writing that a special meeting of shareholders be called for any purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of special meetings shall be given in the same manner as for annual meetings of

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shareholders.  In addition to the matters required by items (i), and if applicable, (ii) and (iii) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

         Section 2.4. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 2.5. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.4 above.

         When any shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

         Section 2.6. VOTING. Unless a record date for voting purposes be fixed as provided in Section 5.1 of these Bylaws, then, subject to the provisions of Sections 702 through 704 of the California Corporations Code (relating to voting of shares held by a fiduciary, in the name of a corporation or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be oral or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the Articles of Incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which such shareholder's shares are entitled, or to distribute his or her votes on the same principal among as many candidates as the shareholder shall think fit. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom the votes would be cast has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate his or

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her votes.  The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Votes against the directors and votes withheld shall have no legal effect.

         Section 2.7. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy signs a waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 2.2(c)(iv) of these Bylaws, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         Section 2.8.   ACTION WITHOUT MEETING.

         (a) ELECTION OF DIRECTORS. Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice, except as hereinafter set forth, a director may be elected at any time to fill a vacancy (other than one created by removal) not filled by the directors, by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

         (b) OTHER ACTION. Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing:

              (i) Notice of any proposed shareholder approval of (a) a contract or other transaction with an interested director, (b) indemnification of an agent of the Corporation as authorized by Section 3.17 of these Bylaws, (c) a reorganization of the Corporation as defined in
Section 181 of the California General Corporation Law, or (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

              (ii) Prompt notice shall be given at the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given as provided in Section 2.2(c) of these Bylaws.

         Unless, as provided in Section 5.1 of these Bylaws, the Board has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

         Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents by the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

         Section 2.9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy. A proxy may be in the form of a written authorization signed or an electronic transmission authorized by a shareholder or the shareholder's agent. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder or the shareholder's agent. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which said proxy is to continue in force.

         Section 2.10. INSPECTORS OF ELECTION. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

         The duties of the inspectors shall be as prescribed in Section 707 of the California General Corporation Law and shall include: (i) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; (ii) receiving votes, ballots or consents;
(iii) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (iv) counting and tabulating all votes or consents; (v) determining when the polls shall close; (vi) determining the result; and (vii) such other acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution on the proxies, regardless of postmark dates on the envelopes in which they are mailed.

         The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

         Section 2.11. NOMINATION OF DIRECTORS. Nominations for election of members of the Board may be made by the Board or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation by the later of: the close of business twenty-one (21) days prior to any meeting of shareholders called for election of directors, or ten (10) days after the date of mailing notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the Corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Corporation owned by the notifying shareholder; and (vi) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting, and upon the Chairman's instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

         A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.

                                     ARTICLE III

                                      Directors

         Section 3.1. POWERS. Subject to limitation of the Articles of Incorporation and of the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, and subject to the rules and regulations as may be promulgated from time to time by applicable regulatory authorities, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board.

         Section 3.2 - NUMBER AND QUALIFICATION OF DIRECTORS.

              The authorized number of directors of the Corporation shall not be less than eight (8) nor more than fifteen (15) until changed by amendment of the Articles of Incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized minimum number of directors below five cannot be adopted. The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.2: (i) by a resolution duly adopted by the Board; (ii) by a Bylaw or amendment thereof duly adopted by the vote of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders (as defined in Section 153 of the California General Corporation Law). No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

         Subject to the foregoing provision for changing the number of directors, the number of directors of this Corporation has been fixed at nine
(9).

         Section 3.3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose or by written consent in accordance with Section 2.8 of these Bylaws. All directors shall hold office until their respective successors are elected, subject to the California General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board.

         Section 3.4    [RESERVED].

         Section 3.5. REMOVAL OF DIRECTORS. The entire Board or any individual director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. A material breach of the Corporation's Code of Ethics or a director's failure to attend at least seventy-five percent (75%) of the Board meetings held during the director's term of office may constitute grounds for removal. However, unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

An individual shall not stand for election or re-election to the Board if such individual will have attained the age of 75 years on or before the date of the shareholders' meeting where the individual would have been standing for election (or re-election).

         Section 3.6. VACANCIES. A vacancy in the Board shall be deemed to exist (i) in case of the death, resignation or removal of any director, (ii) if a director has been declared of unsound mind by order of court or convicted of a felony, (iii) if the authorized number of directors be increased, or (iv) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

         Vacancies in the Board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or a special meting of the shareholders. A vacancy in the Board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all of the outstanding shares.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent (except to fill a vacancy created by removal) shall require the consent of holders of a majority of the outstanding shares entitled to vote.

         Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

         Section 3.7. FREQUENCY AND PLACE OF MEETING. The Board shall hold a meeting at least once each calendar quarter. Regular meetings of the Board shall be held at any place and time which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.

         Section 3.8. ORGANIZATIONAL MEETING. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting at the place of the annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization, election of officers and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

         Section 3.9. OTHER REGULAR MEETINGS. Other regular meetings of the Board shall be held at any place and time which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Notice of all such regular meetings of the Board is hereby dispensed with.

         Section 3.10. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by any two directors.

         Special meetings shall be held upon four days' notice by mail or other form of written communication, or 24 hours notice received personally, by telephone or by facsimile or comparable means of communication. Written notice of the time and place of special meetings shall be addressed to the director at the director's address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held.

         Any notice shall state the date, place and hour of the meeting and may state the general nature of the business to be transacted and that other business may be transacted at the meeting.

         Section 3.11. ACTION WITHOUT MEETING. Any action by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to the action. The written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the directors.

         Section 3.12. ACTION AT A MEETING, QUORUM AND REQUIRED VOTE. Presence of a majority of the authorized number of directors at a meeting of the Board constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. (Participation in a meeting as permitted in the preceding sentence constitutes presence in person at the meeting.) Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director or directors, provided that any action taken is approved by at least a majority of the required quorum for the meeting.

         Section 3.13. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice: (i) signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof; or (ii) waives notice and withdraws his or her objection. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 3.14. ADJOURNMENT. A majority of the directors present at any directors' meeting, either regular or special, may adjourn to another time and place.

         Section 3.15. NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

         Section 3.16. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

         Section 3.17. INDEMNIFICATION OF AGENTS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE.

         (a) For the purposes of this Section: "agent" means any person who is or was a director, officer, employee or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a director, officer, employee or agent of a foreign or domestic Corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor Corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or subdivision (e)(4) of this Section.

         (b) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         (c) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of this Corporation, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of this Corporation and its shareholders. No indemnification shall be made under this subdivision (c):

              (1) In respect to any claim, issue or matter as to which the person shall have been adjudged to be liable to this Corporation and its shareholders, in the performance of the person's duty to this Corporation, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of this case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine.

              (2) Of amounts paid in settling or otherwise disposing of a pending action, without court approval.

              (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         (d) To the extent that an agent of this Corporation has been successful on the merits in defense of any proceedings referred to in subdivision (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         (e) Except as provided in subdivision (d), any indemnification under this Section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification of that agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

              (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

              (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

              (3) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon.

              (4) The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation.

         (f) Expenses incurred in defending any proceeding may be advanced by this Corporation prior to the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section.

         (g) The indemnification provided by this Section shall not be deemed exclusive of any additional rights to indemnification that are authorized in the Articles of Incorporation. Nothing in this Section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

         (h) No indemnification or advance shall be made under this Section, except as provided in subdivision (d) or subdivision (e)(4) of this Section, in any circumstance where it appears:

              (1) That it would be inconsistent with a provision of the Articles of Incorporation, the Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

              (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         (i) Upon a determination by the Board, this Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of this Section.

         (j) This Section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent, as defined in subdivision (a) of this Section, of the Corporation. The Corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law.

         Section 3.18. COMMITTEES. The Board may, by resolution or committee charter adopted by a majority of the authorized number of directors, designate one or more committees, each committee consisting of two or more directors, to serve at the pleasure of the Board. These committees may include, without limitation, an Executive Committee, an Audit Committee, a Stock Committee and any such other committees as the Board may deem appropriate. Any such committee, to the extent provided in the resolution of the Board or committee charter, may exercise those powers and responsibilities so designated, except that no committee shall be authorized to take action with respect to:

              (i) The approval of any action for which shareholder approval or approval of the outstanding shares is required.

              (ii) The filling of vacancies on the Board or in any committee.

              (iii) The amendment or repeal of Bylaws or the adoption of new Bylaws.

              (iv) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

              (v) The appointment of other committees of the Board or the members thereof.

              (vi) A distribution, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or as determined by the Board.

                                      ARTICLE IV

                                       Officers


         Section 4.1. OFFICERS. The Officers of the Corporation shall be a Chief Executive Officer, President, Secretary, Chief Financial Officer and, at the discretion of the Board, such other officers as may be deemed necessary ("Officers"). Any two or more Officer positions, except those of the President and Secretary, may be held by the same person. In appropriate circumstances, an Officer of the Corporation may be excluded by resolution of the Board or by a provision of the Bylaws from participation, other than in the capacity of a director if applicable, in major policymaking functions of the Corporation.

         Section 4.2. ELECTION. Except as otherwise provided in these Bylaws, the Officers of the Corporation shall be chosen by the Board, and each Officer shall be employed at will, unless employed for a determinate period of time pursuant to a written employment agreement approved by the Board, and shall have such authority and perform such duties as are provided in the Bylaws or as the Board may, from time to time, determine.

         Section 4.3. SUBORDINATE OFFICERS. The Corporation may have such subordinate officers as the business of the Corporation may require ("Subordinate Officers"), including one or more Vice Presidents, a Cashier, one or more Assistant Cashiers, Operations Officers and Managers.
Subordinate Officers may be chosen by the Board, the Chief Executive Officer or the President, and such Officers and Subordinate Officers upon whom authority is conferred by the Board, the Chief Executive Officer or the President ("Authorized Officers"). Subordinate Officers shall be employed at will, unless employed for a determinate period of time pursuant to a written employment agreement approved by the Board, and shall have such authority and perform such duties as are provided in the Bylaws or as the Board, Chief Executive Officers, President or Authorized Officers may, from time to time, determine.

         Section 4.4. REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by the Board, subject, in each case, to the rights, if any, of an Officer under any contract or employment. Any Subordinate Officer may be removed, with or without cause, by the Board, Chief Executive Officer, President or Authorized Officer, subject to such rights, if any, of a Subordinate Officer under a written employment agreement.

         Any Officer or Subordinate Officer may resign at any time by giving written notice to the Board or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

         Section 4.6. CHAIRMAN OF THE BOARD; VICE-CHAIRMAN. The Executive Committee of the Board shall nominate the Chairman of the Board, subject to approval by the Board. The Chairman of the Board shall also serve as Chairman of the Executive Committee and shall serve in such capacities for a maximum of three consecutive one-year terms. The Chairman shall be an officer of the Board and shall, if present, preside at all meetings of the Board. The Chairman may exercise and perform such other powers and duties as may be from time to time be assigned by the Board or prescribed by the Bylaws. The Chairman shall not, however, be deemed an Officer of the Corporation.

         The Executive Committee of the Board shall nominate a Vice-Chairman of the Board, subject to approval by the Board. Any Vice-Chairman so approved may serve a maximum of three consecutive one-year terms. The Vice-Chairman shall have such powers and perform such duties as may be from time to time be assigned by the Board or the Chairman of the Board and shall preside at any meeting of the Board at which the Chairman is absent or otherwise unable to serve. The Vice-Chairman shall not be deemed an Officer of the Corporation.

         Section 4.7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall exercise and perform such other powers and duties as may be from time to time assigned by the Board or prescribed by the Bylaws.

         Section 4.8. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the President shall preside at all meetings of the shareholders and at all meetings of the Board when the Chairman of the Board and the Vice-Chairman of the Board are absent or otherwise unable to serve. The President shall have the general powers and duties of management usually vested in the office of the President of a bank and shall have such other powers and duties as may be prescribed by law, the Board or the Bylaws.

         Section 4.9. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws. No Vice President shall preside over meetings of the shareholders or at meetings of the Board in the absence or disability of the President and Chairman of the Board unless the Vice President so serving is also a Director.

         Section 4.10. SECRETARY. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place or places as the Board may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. In the event of any meeting in Executive Session or otherwise if the Secretary is not present, an Acting Secretary shall be designated by the Chairman of the meeting for the purpose of recording the minutes of actions taken at the meeting or Executive Session thereof.

         The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.

         The Secretary shall keep, or cause to be kept, at the principal executive office, or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, or the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

         Section 4.11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are required to be sent to them by law or these Bylaws.

         The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

                                      ARTICLE V

                                    Miscellaneous

         Section 5.1. RECORD DATE. The Board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meetings of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days or less than ten (10) days prior to the date of any meeting or other event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

         Section 5.2. INSPECTION OF CORPORATE RECORDS. Except as restricted or limited by applicable law, including Sections 1600 through 1605 of the California General Corporation Law, the accounting books and records, the record of shareholders and minutes of proceedings of the shareholders and the Board and committees of the Board of this Corporation and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

         Section 5.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

         Section 5.4. ANNUAL AND OTHER REPORTS. The Board of the Corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal or calendar year. Notwithstanding the foregoing sentence, however, the requirement for such annual report is dispensed with so long as this Corporation has less than 100 shareholders of record. If required to be sent to shareholders, the annual report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

         Section 5.5. CONTRACTS, ETC., HOW EXECUTED. The Board, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 5.6. CERTIFICATE OF SHARES. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an assistant treasurer or the Secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time. The Board may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board shall determine.

         Section 5.7. INSPECTION OF BYLAWS. The Corporation shall keep in its principal executive office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

         Section 5.8. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular, number includes the plural and the plural number includes the singular, and the term "person" includes a Corporation as well as a natural person.

                                      ARTICLE VI

                                      Amendments

         Section 6.1. POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

         Section 6.2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 6.1 to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board provided, however, that the Board may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 3.2 of these Bylaws.

                                  TABLE OF CONTENTS

                                                                           Page

ARTICLE I Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

 Section 1.1. Principal Executive Office. . . . . . . . . . . . . . . . .    1

 Section 1.1. Other Offices . . . . . . . . . . . . . . . . . . . . . . .    1



ARTICLE II Meetings of Shareholders . . . . . . . . . . . . . . . . . . .    1

 Section 2.1 Place of Meetings. . . . . . . . . . . . . . . . . . . . . .    1

 Section 2.2 Annual Meetings. . . . . . . . . . . . . . . . . . . . . . .    1

 Section 2.3 Special Meetings . . . . . . . . . . . . . . . . . . . . . .    2

 Section 2.4 Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

 Section 2.5 Adjourned Meetings and Notice Thereof. . . . . . . . . . . .    3

 Section 2.6 Voting . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

 Section 2.7 Validation of Defectively Called or Noticed Meetings . . . .    4

 Section 2.8 Action Without Meeting . . . . . . . . . . . . . . . . . . .    4

 Section 2.9 Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . .    5

 Section 2.10 Inspectors of Election. . . . . . . . . . . . . . . . . . .    6

 Section 2.11 Nomination of Directors . . . . . . . . . . . . . . . . . .    6



ARTICLE III Directors . . . . . . . . . . . . . . . . . . . . . . . . . .    7

 Section 3.1. Powers. . . . . . . . . . . . . . . . . . . . . . . . . . .    7

 Section 3.2. Number and Qualification of Directors . . . . . . . . . . .    7

 Section 3.3. Election and Term of Office . . . . . . . . . . . . . . . .    8

 Section 3.4 [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . .    8

 Section 3.5. Removal of Directors. . . . . . . . . . . . . . . . . . . .    8

 Section 3.6. Vacancies . . . . . . . . . . . . . . . . . . . . . . . . .    8

 Section 3.7. Frequency and Place of Meeting. . . . . . . . . . . . . . .    9

 Section 3.8. Organizational Meeting. . . . . . . . . . . . . . . . . . .    9

 Section 3.9. Other Regular Meetings. . . . . . . . . . . . . . . . . . .    9

 Section 3.10. Special Meetings . . . . . . . . . . . . . . . . . . . . .    9

 Section 3.11. Action Without Meeting . . . . . . . . . . . . . . . . . .   10

 Section 3.12. Action at a Meeting, Quorum and Required Vote. . . . . . .   10

 Section 3.13. Validation of Defectively Called or Noticed Meetings . . .   10

 Section 3.14. Adjournment. . . . . . . . . . . . . . . . . . . . . . . .   10

 Section 3.15. Notice of Adjournment. . . . . . . . . . . . . . . . . . .   10

 Section 3.16. Fees and Compensation. . . . . . . . . . . . . . . . . . .   11

 Section 3.17. Indemnification of Agents of the Corporation;
               Purchase of Liability Insurance  . . . . . . . . . . . . .   11

 Section 3.18. Committees . . . . . . . . . . . . . . . . . . . . . . . .   13



ARTICLE IV Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

 Section 4.1. Officers. . . . . . . . . . . . . . . . . . . . . . . . . .   14

 Section 4.2. Election. . . . . . . . . . . . . . . . . . . . . . . . . .   14

 Section 4.3. Subordinate Officers. . . . . . . . . . . . . . . . . . . .   14

 Section 4.4. Removal and Resignation . . . . . . . . . . . . . . . . . .   14

 Section 4.5. Vacancies . . . . . . . . . . . . . . . . . . . . . . . . .   15

 Section 4.6. Chairman of the Board; Vice-Chairman. . . . . . . . . . . .   15

 Section 4.7. Chief Executive Officer . . . . . . . . . . . . . . . . . .   15

 Section 4.8. President . . . . . . . . . . . . . . . . . . . . . . . . .   15

 Section 4.9  Vice President. . . . . . . . . . . . . . . . . . . . . . .   15

 Section 4.10. Secretary. . . . . . . . . . . . . . . . . . . . . . . . .   16

 Section 4.11. Chief Financial Officer. . . . . . . . . . . . . . . . . .   16



ARTICLE V Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .   17

 Section 5.1. Record Date . . . . . . . . . . . . . . . . . . . . . . . .   17

 Section 5.2. Inspection of Corporate Records . . . . . . . . . . . . . .   17

 Section 5.3. Checks, Drafts, Etc.  . . . . . . . . . . . . . . . . . . .   17

 Section 5.4. Annual and Other Reports. . . . . . . . . . . . . . . . . .   17

 Section 5.5. Contracts, Etc., How Executed . . . . . . . . . . . . . . .   18

 Section 5.6. Certificate of Shares . . . . . . . . . . . . . . . . . . .   18

 Section 5.7  Inspection of Bylaws  . . . . . . . . . . . . . . . . . . .   18

 Section 5.8. Construction and Definitions. . . . . . . . . . . . . . . .   18




ARTICLE VI Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .   19

 Section 6.1. Power of Shareholders . . . . . . . . . . . . . . . . . . .   19

 Section 6.2. Power of Directors. . . . . . . . . . . . . . . . . . . . .   19